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                                                                    EXHIBIT 11.1
                                METAL MANAGEMENT

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               FIVE MONTHS
                                                               YEAR ENDED         ENDED        YEAR ENDED       YEAR ENDED
                                                               OCTOBER 31,      MARCH 31,       MARCH 31,        MARCH 31,
                                                                  1995            1996            1997             1998
                                                              -------------    ------------   -------------    -------------
Earnings:
    Net income (loss) from continuing operations
      applicable to common stock                              $         261    $        (16)  $      (2,010)   $     (35,713)
    Gain on sale of discontinued operations                               0               0             502              200
    Net income (loss) from discontinued operations                   (2,698)             22             345                0
                                                              -------------    ------------   -------------    -------------
       Net income (loss) applicable to common stock           $      (2,437)   $          6  $       (1,163)   $     (35,513)
                                                              =============    ============   =============    =============

Basic earnings per share:
Weighted average common shares outstanding                            5,125           5,299           9,106           19,727
                                                              =============    ============   =============    =============

Per share amounts:
    Net income (loss) from continuing operations
      applicable to common stock                              $       0.05     $       0.00    $      (0.22)   $       (1.81)
    Gain on sale of discontinued operations                           0.00             0.00            0.05             0.01
    Net income from discontinued operations                          (0.53)            0.00            0.04             0.00
                                                              -------------    ------------   -------------    -------------
       Net income (loss) applicable to common stock           $      (0.48)    $       0.00    $      (0.13)   $       (1.80)
                                                              =============    ============   =============    =============

Diluted earnings per share:
Weighted average common shares outstanding                            5,125           5,299           9,106           19,727
Common stock equivalents (1)                                              0               0               0                0
                                                              -------------    ------------   -------------    -------------
                          Total                                       5,125           5,299           9,106           19,727
                                                              =============    ============   =============    =============

Per share amounts:
    Net income (loss) from continuing operations
        Applicable to common stock                            $       0.05     $       0.00    $      (0.22)   $       (1.81)
    Gain on sale of discontinued operations                           0.00             0.00            0.05             0.01
    Net income from discontinued operations                          (0.53)            0.00            0.04             0.00
                                                              -------------    ------------   -------------    -------------
       Net income (loss) applicable to common stock           $      (0.48)    $       0.00    $      (0.13)   $       (1.80)
                                                              =============    ============   =============    =============


(1) For the five months ended March 31, 1996 and the years ended March 31, 1997 and 1998, common stock equivalents were not added to the weighted average shares outstanding as the result would have been anti-dilutive.